UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2025

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2025, the Board of Directors (the “Board”) of iSpecimen Inc. (the “Company”) appointed Ms. Katharyn Field to serve as Chief Executive Officer, Secretary, and Treasurer of the Company, effective immediately. Ms. Field will continue to serve as President of the Company. On the same date, Mr. Robert Bradley Lim stepped down as Chief Executive Officer, Secretary, and Treasurer of the Company and resigned as a member of the Board, effective immediately.

Ms. Field, 41, has served as President since February 2025 and was previously a director from September 2024 until her appointment as President. Ms. Field has a background which includes positions spanning both the private and public sectors and brings a wealth of experience and expertise in strategy consulting and executive leadership. Ms. Field is currently the chief executive officer and Chairman of Halo Collective Inc., a cannabis company, where she has served since May 2019, an Executive Director at Akanda Corporation (Nasdaq: AKAN), a medical cannabis company, where she has served since June 2022, and a director and Vice President of Virpax Pharmaceuticals, Inc., a preclinical-stage pharmaceutical company, where she has served as director since July 2024. Previously, she served as a director of Elegance Brands from March 2021 until March 2022. She has held prominent positions at renowned organizations such as The White House in the office of the public liaison, The Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry and played a pivotal role in the procurement, build-out, and sale of one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed from 2018 to 2019. Ms. Field holds an MBA in Economics from Columbia Business School and a BA in Public Policy with honors from Stanford University. Ms. Field is well-qualified to serve as Chief Executive Officer, President, Secretary, and Treasurer of the Company due to her experience and expertise in strategy consulting and executive leadership.

There were no changes at this time to Ms. Field’s compensation or other terms of employment in connection with this appointment.

In connection with Mr. Lim’s resignation, the Board appointed Mr. Arphing (Tommy) Lee as an independent director to fill the resulting vacancy, effective immediately. Mr. Lee was also appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Mr. Lee, 34, is a management consultant and professional engineer with extensive experience leading large-scale, multidisciplinary transformation initiatives across the technology, energy, and resources sectors. Since March 2025, Mr. Lee serves as Project Manager/Senior Technical Consultant – Management Operating Systems of Fuse Advisors, a Canadian boutique engineering consulting company, where he designs and implements integrated systems that define how large organizations plan, execute, and continuously improve their work. Mr. Lee has served as an advisor on the UBC Mining Industry Advisory Council (IAC) for the Norman B. Keevil Institute of Mining Engineering since May 2023. Previously, he served at Accenture, a leading global professional services company, as Mining & Natural Resources Manager from May 2024 to March 2025 and as Mining & Natural Resources Consultant from August 2022 to May 2024; AMC Consultants, a global mining consultancy firm, as Senior Mining Engineer from September 2021 to August 2022; ABH Engineering, a mining engineering company offering geology, mining, and processing services, as Senior Mining Engineer from March 2021 to September 2021; Baffinland Iron Mines, a Canadian mining company, as Short Range & Mid-Range Mine Planner from November 2018 to September 2021; and at organizations such as Imperial Oil and Barrick Gold in mining engineering roles. Mr. Lee holds a Bachelor of Applied Science, Mining and Mineral Processing Engineering from the University of British Columbia and holds the designation of registered professional engineer (P.Eng). Mr. Lee is well-qualified to serve on the Board due to his extensive engineering experience and background in corporate strategy, operational excellence, and the design and implementation of management systems that enable organizations to operate with precision and efficiency.

There are no arrangements or understandings between Mr. Lee and any other person pursuant to which he was selected as a director. Mr. Lee has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Lee has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Lim has served as Chief Executive Officer, Secretary, Treasurer, and Director since December 2024. To the Company’s knowledge, his resignation did not involve a disagreement with the Company, its management, or the Board on any matter relating to the Company’s operations, policies, or practices within the meaning of Item 5.02(a) of Form 8-K. The Board expresses its appreciation for Mr. Lim’s contributions to the Company and wishes him success in his future endeavors.

The Board and management team remain focused on executing the Company’s objectives and do not anticipate any disruption to the Company’s operations as a result of these leadership changes. As a result of these changes, the Audit Committee is now composed of Mr. Anthony Lau, Mr. Avtar Dhaliwal, Ms. Yuying Yang, and Mr. Lee, with Mr. Lau serving as Chair. The Compensation Committee remains composed of Mr. Lau, Ms. Yang, and Mr. Dhaliwal, with Ms. Yang serving as Chair. The Nominating and Corporate Governance Committee is now composed of Mr. Dhaliwal, Ms. Yang, Mr. Lau, and Mr. Lee, with Mr. Dhaliwal serving as Chair. The Board has determined that Mr. Dhaliwal, Mr. Lau, and Ms. Yang continue to qualify as independent directors. The Board is continuing to evaluate next steps with respect to broader management and director succession planning as well as committee composition and will make additional disclosures as appropriate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2025

iSPECIMEN INC.

By:	/s/ Katharyn Field
	Name:	Katharyn Field
	Title:	Chief Executive Officer

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